(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, each dated September 30, 2023, and each included in this Post-Effective Amendment No. 179 on the Registration Statement (Form N-1A, File No. 333-56881) of Voya Equity Trust (the "Registration Statement").

We also consent to the incorporation by reference of our report dated July 27, 2023, with respect to Voya Large-Cap Growth Fund, Voya Large Cap Value Fund, Voya MidCap Opportunities Fund, Voya Multi-Manager Mid Cap Value Fund, Voya U.S. High Dividend Low Volatility Fund, Voya Corporate Leaders® 100 Fund, Voya Small Company Fund, Voya Mid Cap Research Enhanced Index Fund, Voya Small Cap Growth Fund and Voya Global Multi-Asset Fund (the "Funds") (ten of the funds constituting Voya Equity Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended May 31, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Boston, Massachusetts

September 28, 2023